EXHIBIT 23.2

                    [LETTERHEAD OF BDO McCABE LO & COMPANY]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in the Registration Statement of SuperCom Limited on Form F-1 of our report dated February 10, 2004 relating to the consolidated financial statements of SuperCom Asia Pacific Limited for the year ended December 31, 2003 that is contained in that Registration Statement.

We also consent to the reference to us under the caption `Experts' in the Registration Statement.



/s/ BDO McCabe Lo & Company
---------------------------
BDO MCCABE LO & COMPANY
Hong Kong

November 1, 2004